Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 27, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Briggs & Stratton Corporations Annual Report on Form 10-K for the year ended June 28, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
July 14, 2010